                                                                 EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-32107 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-43636 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-49333 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-55861 on Form S-3, Post-Effective Amendment No. 2 to Registration No. 33-50571 on Form S-3, and Post-Effective Amendment No. 1 to Registration Statement No. 33-56923 on Form S-8 of our report dated February 6, 1995 (September 6, 1995 as it relates to the restated financial statements discussed in Note
1A) appearing in this Current Report on Form 8-K of SCANA
Corporation.





s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
September 6, 1995




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